                                                                 Exhibit 10(m)

                  Unit Purchase and Debt Payment Agreement

     	Agreement (the "Agreement") made this 31 day of August, 1996, by and between CE Distributing, Inc., an Iowa corporation (the "Seller"), 4 Sight Inc., a Delaware corporation (the "Buyer"), 4-Sight plc, a United Kingdom public limited company (the "Guarantor") relating to the sale by Seller to Buyer of units ("Units") of interest in 4-Sight, L.C., (formerly known as CommForce, L.C.) an Iowa limited liability company ("4-Sight, L.C."), and the terms for payment and collateralization of indebtedness (the "Debt" as defined below) of Buyer to Seller and the terms of service to be provided by CE Software, Inc., an Iowa corporation ("CE Software") affiliated with Seller.

1. AGREEMENT TO SELL. Seller agrees to sell to Buyer Nine Hundred Ninety-nine (999) Units of the one thousand (1,000) Units owned by Seller, on the terms and conditions herein stated.

2. AGREEMENT TO BUY. Buyer agrees to buy the Units from Seller on the terms and conditions hereinafter stated.

3. GUARANTY. Guarantor agrees to guaranty the Debt of Buyer represented by the Note (as hereinafter defined) on the terms and conditions set forth in the form of Guaranty attached hereto as Exhibit A.

4. PURCHASE PRICE. The Purchase Price of the Units shall consist of a Cash Purchase Price of two hundred fifty thousand dollars ($250,000) and the assumption of the Debt (as defined herein). Buyer shall pay the Cash Purchase Price to Seller by certified or bank cashier's check (or other means acceptable to Seller) on the Closing Date (as hereinafter defined). In addition, 4 Sight Inc. is assuming the indebtedness of 4-Sight, L.C. to Seller in an amount which, as of August 31, 1996 equals one million four hundred one thousand dollars ($1,401,000), and which, as adjusted for interest, accruals, additional advances and payments to the Closing Date (as hereinafter defined) is herein referenced as the "Debt".

5. DEBT REPAYMENT. On the Closing Date, Buyer will pay to Seller, by certified or bank cashier's check (or other means acceptable to Seller) one-third of the Debt and deliver to Seller 4 Sight Inc.'s promissory note (the "Note") in the form of Exhibit B attached hereto for the balance of the Debt, payable in two equal installments on December 31, 1996 and March 31, 1997, together with interest thereon as set forth in the Note.

6. INDEMNIFICATION. CE Software and CE Software Holdings, Inc., a Delaware corporation, the parent corporation of CE Software and Seller, have, from time to time, guaranteed the obligations of Buyer and of its employees (e.g.

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                                                                 Exhibit 10(m)

car leases and credit cards). Buyer agrees to fully indemnify CE Software and CE Software Holdings, Inc., or any officer, director or employee of either, for any and all actions, suits, proceedings, complaints, claims, demands, injunctions, judgments, orders, decrees, damages, penalties, costs, amounts paid in settlement, liabilities, obligations, expenses, and fees, including court costs and attorneys' fees and expenses, resulting from, arising out of, or relating to any such guaranty.

7. PLEDGE. On the Closing Date, Seller will sign and deliver to the Buyer an assignment (the "Assignment") assigning ownership of the Units to the Buyer and Buyer will then immediately pledge the Units and the Assignment to Seller as collateral for the obligations set forth herein and in the Note, pursuant to the terms of the Pledge Agreement in the form of Exhibit C attached hereto.

8. REPRESENTATIONS OF SELLER. Seller represents that it has, and on the Closing Date will have, good title to the Units, free and clear of all liens and encumbrances.

9. REPRESENTATIONS OF BUYER. Buyer represents that it is acquiring the Units for purposes of investment and not with a view to the distribution thereof; and that it is fully knowledgeable concerning the condition and affairs of 4-Sight, L.C.

10. CLOSING DATE. The Closing Date shall be the 31st day of August, 1996, or on such other date and time as the parties hereto may agree in writing, and is to be effective as of July 1, 1996.

11. CONTINUED SERVICES. Seller or its affiliates shall continue to provide production, shipping and accounting services to 4-Sight, L.C. of the same nature provided on the date hereof, and allow 4-Sight, L.C. to use Seller's Aurum facilities (or equivalent) for production, phone system connection, ISDN, Internet access and help desk. Buyer will pay fees for such services to Seller at the level currently agreed. Either party may terminate the arrangements for services described in this paragraph by giving the other party ninety (90) days notice of termination. The fee arrangement for such services may be changed upon ninety (90) days notice of termination. The fee arrangement for such services may only be changed upon ninety (90) days notice to the other party.

12. WAIVER OF BUY-SELL AGREEMENT RIGHTS. Seller, Buyer, and Guarantor, comprising all the members of 4-Sight, L.C. on behalf of themselves and on behalf of 4-Sight, L.C. and 4-Sight, L.C.'s managers hereby waive all requirements of timely notice of change of ownership in 4-Sight, L.C., waive all rights to purchase the Units pursuant to the Buy-Sell Agreement between the members of 4-Sight, L.C., waive any right or requirement to valuation of the Units, waive all requirements that the managers of 4-Sight, L.C. approve of such

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
                                                                 Exhibit 10(m)

transfer of ownership, and accepts that in all other respects this transfer of Units satisfies the requirements of the Member Buy-Sell Agreement dated November 12, 1992 among the Seller and Guarantor and to which Buyer became a party on June 29, 1995.

13. SEPARATE SIGNATURES. This document may be executed on separate signature pages by the parties and the separate signatures of all the parties shall be considered complete execution of the Agreement.

14. MISCELLANEOUS. This Agreement is governed by the laws of the State of Iowa. Each party consents to the jurisdiction of the state and federal courts of the State of Iowa with respect to any litigation relating to the Agreement. All parties waive trial by jury in any proceeding relating to this Agreement. Each party waives any right to receive punitive or compensatory damages based on an action for breach of this Agreement. No party to this Agreement may assign this Agreement without the written consent of each other party, which consent shall not be unreasonably withheld. No assignment shall relieve the assigning party of liability for its obligations under the Agreement. This Agreement may be amended or modified only by an instrument in writing signed by all parties.

4-Sight plc, Guarantor			            4 Sight Inc., Buyer

     /s/ Andrew S. Baird                 /s/ A. Titley
By: __________________________      	By: ________________________


CE Software, Inc.			                	CE Distributing, Inc., Seller

    /s/ Richard A. Skeie                 /s/ Richard A. Skeie
By: __________________________	      By: ________________________


With concurrence and approval by the Managers of 4-Sight, L.C.:


    	/s/ David Townend					                 /s/ Richard A. Skeie
By: __________________________      By: _________________________
        David Townend                     Richard A. Skeie


     /s/ Andrew S. Baird                   /s/ John S. Kirk
By: _________________________       By: _________________________
        Andrew Baird                      John S. Kirk

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